LICENSE AGREEMENT

THIS AGREEMENT is made and entered into as of October 14, 2004 ("Effective Date"), by and between MONOGEN, INC., a Nevada corporation with a business address at 1033 Butterfield Road, Vernon Hills, IL 60061 ("MonoGen"), MOLECULAR DIAGNOSTICS, INC., a Delaware corporation with a business address at 414 North Orleans Street, Suite 510, Chicago, IL 60610 ("MDI"), and ACCUMED INTERNATIONAL, INC., a Delaware corporation with a business address at 414 North Orleans Street, Suite 510, Chicago, IL 60610 ("AccuMed"). MDI, AccuMed, and their Affiliates, jointly and severally, shall be referred to as the "MDI Group" in this Agreement.

RECITALS

A. MonoGen and MDI Group have entered into the Settlement Agreement dated as of October 14, 2004 ("Settlement Agreement"), by which MDI Group assigned, conveyed, and transferred to MonoGen certain patent applications, patents, copyrights, trade secrets, and know-how.

B. MonoGen wishes to grant to MDI Group, and MDI Group wishes to obtain from MonoGen, a nonexclusive license under such patent applications, patents, trade secrets, and know how, on the terms and conditions in this Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of the foregoing recitals, the terms and conditions set forth in this Agreement, and other valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties agree as follows:

1. Definitions. In this Agreement, the following terms shall have the following meanings:

"Affiliate" shall mean, with respect to a party, any corporation, limited liability company, partnership, or other business entity controlled by, controlling, or under common control with such party. "Control" shall mean the direct or indirect ownership of fifty percent (50%) or more of the voting power of or of the equity interest in the business entity at issue.

"Claims" shall include (a) all debts, liabilities, and obligations, (b) all losses, damages (including, without limitation, consequential damages), judgments, awards, penalties, and settlements, (c) all demands, claims, suits, actions, causes of action, proceedings, and assessments, whether or not ultimately determined to be valid, and (d) all costs and expenses (including, without limitation, prejudgment and other interest in any litigated or arbitrated matter, court, arbitration, and mediation costs, and reasonable fees and expenses of attorneys and expert witnesses) of investigating, defending, or asserting any of the foregoing or of enforcing this Agreement.

"Confidential Information" shall mean any and all business, financial, marketing, operational, product, scientific, technical, and other information, in whatever format or media, whether or not copyrightable or patentable, and whether disclosed orally or in writing or by visual inspection, which is of a confidential, trade secret, or proprietary character.

Notwithstanding anything else to the contrary in the foregoing sentence, "Confidential Information" shall not include information: (a) that is in the public domain prior to disclosure by disclosing party, (b) that enters the public domain through no act or omission of receiving party, (c) that has been disclosed, without restriction, to receiving party by a Third Party who had the right to make the disclosure, or (d) that is required to be disclosed by receiving party, to the extent demanded by subpoena or other validly issued federal, state, local, or foreign administrative or judicial process, but only to the extent reasonably necessary to so comply and only upon the provision to disclosing party of prior notice and an opportunity to restrict or prevent the disclosure.

"Gross Sales" shall mean all gross revenues or the monetary equivalent of all other consideration actually received by MDI Group from the sale, transfer, or use of Licensed Products, less (a) returns actually allowed, (b) handling, shipping insurance premiums, and shipping expenses actually paid to Third Parties and separately identified on the applicable invoice, and (c) sales and use and other taxes (other than franchise or income taxes) levied on or measured by the invoice amount and separately identified on the applicable invoice. In the event that MDI Group sells, transfers, or uses a Licensed Product in combination with other products or systems which are not Licensed Products ("Other Products"), the Gross Sales for purpose of royalty payment on the combination shall be calculated as follows:

(a) If all Licensed Products and Other Products contained in the combination are available separately, the Gross Sales shall be calculated by multiplying the Gross Sales of the combination by the fraction A/A+B, where A is the separately available price of all Licensed Products in the combination, and B is the separately available price for all Other Products in the combination.

(b) If the combination includes Other Products which are not sold separately, and if all Licensed Products in the combination are available separately, the Gross Sales shall be calculated by multiplying the Gross Sales of the combination by the fraction A/C, where A is the separately available price of all Licensed Products in the combination, and C is the invoiced price of the combination.

(c) If the Licensed Products contained in the combination are not sold separately, the Gross Sales for the combination shall be the Gross Sales of the combination as defined in the first sentence of this definition of "Gross Sales."

"Licensed Field" shall mean the field of products designed, developed, tested, manufactured, distributed, marketed, approved, sold, provided, and/or used exclusively for the screening of cervical or ovarian cancer (a) which require the incorporation of a fluorescent probe as its primary probe, (b) which may incorporate other fluorescent or non-fluorescent probes, and (c) in which the assay itself (a procedure employing one or more reagents which determines the biological state of a clinical specimen comprised of cells or tissues) is primarily fluorescent.

"Licensed Patent Rights"" shall mean the U.S. and other patents and applications listed in Exhibit A to this Agreement, and the U.S. and other patents that issue from the applications so listed.

"Licensed Products" shall mean a product made, used, offered for sale, sold, or imported by MDI Group, whose manufacture, use, offer for sale, sale, importation, or exportation

utilizes or incorporates Licensed Technology or would, but for the license granted by this Agreement, infringe enforceable Licensed Patent Rights,

"Licensed Technology" shall mean (a) the Licensed Patent Rights and (b) the "AccuMed Technology" assigned, conveyed, and transferred to MonoGen pursuant to the Settlement Agreement.

"Third Party" shall mean any person other than MDI Group or MonoGen and its Affiliates.

2. Grant.

2.1. General. Subject to the terms and conditions of this Agreement, MonoGen hereby grants to MDI a nonexclusive license, under the Licensed Technology, to make, have made, use, offer to sell, sell, and import Licensed Products for use solely in the Licensed Field. MDI Group shall be prohibited (a) from, directly or indirectly, applying for regulatory approval for any Licensed Product for use outside of the Licensed Field, or (b) from, directly or indirectly, making, having made, distributing, marketing, offering for sale, selling, or supporting the use or sale of any Licensed Product for use outside of the Licensed Field.

3. Consideration.

3.1. Running Royalties. MDI Group shall pay to MonoGen, as a running royalty, three percent (3%) of all Gross Sales of all Licensed Products. All payments made under this Section 3.1 shall be made in U.S. Dollars.

3.2. Payment and Reports. Within thirty (30) days of the end of each calendar quarter during the term hereof, MDI Group shall submit to MonoGen a written report setting forth: (a) the number of and the extent of Licensed Products sold, transferred, or used during the prior calendar quarter, (b) the Gross Sales for such quarter, (c) the amount of any credit available for such quarter as set forth in Section 4.2, and (d) the running royalties due and payable to MonoGen for such quarter as set forth in Section 3.1. Simultaneously with the submission of each such report, MDI Group shall pay to MonoGen the royalties due and payable to MonoGen hereunder for the calendar quarter to which such report relates.

3.3. Audit Rights. MDI Group shall make and retain, for a period of four (4) full calendar years following the period of each report required by Section 3.2, accurate and complete books and records containing all the data and information reasonably required to compute and verify the Gross Sales and other information in the reports required by Section 3.2. Such books and records shall be maintained in accordance with generally accepted accounting principles consistently applied. Upon prior written notice of ten (10) days, MDI Group shall permit the inspection and copying of such books and records by MonoGen or its agent during regular business hours solely for the purpose of verifying the accuracy and completeness of the reports required by Section 3.2. Such inspection shall not be made more than once during a calendar year. MonoGen shall pay all costs of such inspection and copying, provided, however, that, if any such inspection shall reveal that an underpayment of five percent (5%) or more for a calendar quarter had been made, MDI Group promptly shall pay to MonoGen the amount of such underpayment (along with interest calculated in accordance with Section 3.4) and promptly shall reimburse MonoGen for all such costs.

3.4. Late Payments. If any payment due under this Agreement is not made when due, such payment shall accrue interest beginning on the due date thereof and ceasing on the date of payment, calculated at a rate of interest equal to the prime rate (as published in The Wall Street Journal on the due date) plus three percent per annum, provided, however, that such rate of interest shall not exceed the maximum legal rate for corporations.

4. Intellectual Property

4.1. Prosecution. MonoGen, in its sole discretion, and at its expense, shall prepare, file, prosecute, maintain, and/or defend Licensed Patent Rights.

4.2. Patent Expenses. Notwithstanding anything else to the contrary set forth in this Section 4.1, on or before January 1, 2005, and on or before the first day of each calendar quarter thereafter through December 31, 2009, MDI Group shall pay directly to MonoGen's patent counsel (as designated by MonoGen) the sum of $5,000 a quarter, which, upon payment, shall be credited against the running royalties otherwise due and payable to MonoGen under Section 3.1 hereof for that calendar year.

4.3. Abandonment or Expiration of Applications or Patents. MonoGen, at any time, and in its sole discretion, may decide to abandon or allow to expire any Licensed Patent Right. If MonoGen decides to abandon or allow to expire any such Licensed Patent Right, MonoGen shall provide MDI Group with written notice of its intention to so abandon or allow to expire, at least ten (10) business days before a final due date which would result in the abandonment or bar of patentability of such Licensed Patent Right. Upon receipt of MonoGen's written notice, and subject to MDI Group's fulfillment of MDI Group's other material obligations to MonoGen, MDI Group, at its option, and upon written notice to MonoGen, may elect to continue prosecution or maintenance, at its own expense, of such Licensed Patent Right. Upon receipt of MDI Group's written notice, MonoGen promptly shall assign and transfer to MDI Group all of MonoGen's right, title, and interest in and to such Licensed Patent Right, and promptly shall deliver to MDI Group or MDI Group's patent counsel, as requested by MDI Group, all documents for such Licensed Patent Right.

4.4. Infringement. If MDI Group, at any time, becomes aware of any infringement or misappropriation of Licensed Technology, MDI Group promptly shall give written notice to MonoGen of such infringement or misappropriation. MDI Group shall provide to MonoGen all information that MDI Group has or possesses concerning such infringement or misappropriation.

4.5. Patent Marking. MDI Group shall cause to be placed on each Licensed Product, and/or on each packaging or labeling for such a Licensed Product, the appropriate patent notice in accordance with 35 U.S.C. Sec. 287 and/or applicable foreign law. Upon MonoGen's written request, MDI Group shall provide MonoGen with a copy of such patent notice.

4.6. PTO Notices. To the extent permissible, upon written notice to MDI Group, MonoGen shall file with the U.S. Patent & Trademark Office (PTO) an appropriate notice setting forth MDI Group's license to the Licensed Patent Rights in the Licensed Field.

5. Covenants.

5.1. Confidential Information.

5.1.1. Non-Disclosure. During the term of this Agreement, and at all times thereafter, MDI Group shall keep and maintain in strictest confidence any and all Confidential Information disclosed or otherwise made available, directly or indirectly, by or on behalf of MonoGen, its Affiliates, and their directors, officers, and employees. Similarly, MDI Group shall not disclose or otherwise make available, directly or indirectly, for any reason whatsoever, to a Third Party, such Confidential Information, and, except as permitted by this Agreement, shall not use or attempt to use, directly or indirectly, for its benefit, for the benefit of a Third Party, or to the detriment of MonoGen and its Affiliates, any such Confidential Information. MDI Group acknowledges and agrees that, subject to the exclusions in the definition of "Confidential Information" in Section 1 hereof, Licensed Technology constitutes Confidential Information of MonoGen.

5.1.2. Ownership. MDI Group acknowledges and agrees that any and all Confidential Information disclosed or otherwise made available, directly or indirectly, by or on behalf of MonoGen, its Affiliates, and their directors, officers, and employees, and all physical embodiments thereof, are confidential to and shall be and shall remain the sole and exclusive property of MonoGen.

5.1.3 Return. Upon the expiration of the term of or the termination of this Agreement, MDI Group promptly shall deliver to MonoGen, or promptly shall destroy, at MonoGen's sole discretion, all Confidential Information disclosed or otherwise made available, directly or indirectly, by or on behalf of MonoGen, its Affiliates, and their directors, officers, and employees, including all physical embodiments thereof, then in the custody, control, or possession of MDI Group. Upon MonoGen's written request, MDI Group promptly shall provide to MonoGen written certification of the return or destruction of such Confidential Information.

5.1.4. Notice of Unauthorized Use. MDI Group promptly shall inform MonoGen, if MDI Group should become aware of the use or possession of such Confidential Information by a Third Party not authorized to use or possess such Confidential Information. MDI Group shall provide to MonoGen all information that MDI Group has or possesses concerning such use or possession.

5.2. No Disparagement. MonoGen and MDI Group each covenants to the other that, through June 30, 2006, it will not make any false or misleading public announcements or statements that are disparaging about, or adverse to, the interests of the other and its directors, officers, and employees.

5.3. No Solicitation. MonoGen and MDI Group each covenants to the other that, through June 30, 2006, it will not recruit or solicit, or attempt to recruit or solicit, directly or indirectly, for employment any individual who, as of the Effective Date, was employed by the other, unless such individual has been separated from employment by the other for at least 270 days.

5.4. Insurance. MDI Group, at its own expense, shall obtain and maintain commercially reasonable product liability insurance (equal at least in coverage to that obtained by MDI Group for itself) for Licensed Products, which names MonoGen as a co-insured. Upon MonoGen's written request, MDI Group shall provide MonoGen a fully paid certificate of insurance with respect thereto.

5.5. Use of Name. Subject to Section 4.5 hereof, neither MonoGen nor MDI Group shall use the other's name in any advertising, promotional, or sales document concerning Licensed Products, without the other's prior written consent.

6. Term and Termination.

6.1. Term. The term of this Agreement shall commence on the date hereof and, unless terminated earlier pursuant to this Section 6, shall continue until the later of (a) December 31, 2014 or (b) the expiration of the last to expire of the Licensed Patent Rights.

6.2. Termination Upon Default. MonoGen and MDI Group each may terminate this Agreement upon the breach by the other of a covenant, obligation, representation, or warranty hereunder or under the Settlement Agreement or the Promissory Note issued pursuant to the Settlement Agreement, which breach is not cured by the defaulting party within thirty (30) days (or within ten (10) days for any obligation to pay money to MonoGen) of written notice by the nondefaulting party. Notwithstanding anything else to the contrary in this Agreement, MonoGen and MDI Group each, upon such a breach by the other, may terminate immediately this Agreement by written notice to the defaulting party, if the nondefaulting party previously has provided to the defaulting party written notices of breaches on two (2) separate occasions in the then prior twenty-four (24) months which breaches were cured timely by the defaulting party.

6.3. Effect of Termination. Notwithstanding the expiration of the term of or the termination of this Agreement, the obligations of the parties in Sections 5.1, 5.2, 5.3, 7, 8, and 9 hereof shall survive such expiration or termination in accordance with their terms. Upon such expiration or termination, MDI Group shall cease all further use of the Licensed Technology, and all rights in and to the Licensed Technology shall revert immediately to MonoGen. Such expiration or termination, for whatever reason, shall not affect (a) the obligation of MDI Group to make any payments to MonoGen for which MDI Group is liable prior to or upon such expiration or termination or (b) any rights that, at the time of such expiration or termination, a purchaser prior to such time of Licensed Products may have to use such Licensed Products. Within thirty (30) days of such expiration or termination, MDI Group shall submit to MonoGen a final written report as described in Section 3.2 and any and all payments due to MonoGen hereunder.

7. Representations and Warranties.

7.1. General. MonoGen, MDI, and AccuMed each make the following representations and warranties to the other, each of which is true and correct on the date hereof, and shall be unaffected by any investigation heretofore or hereafter made by the other or by any knowledge of the other except as disclosed in an exhibit hereto.

a. Corporate. It is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. It has all requisite corporate power and authority to own, operate, and lease its properties, to enter into this Agreement and the other documents and instruments to be executed and delivered pursuant hereto, and to perform in full the obligations contemplated hereby and thereby.

b. Authority. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by it pursuant hereto and the performance by it of the obligations contemplated hereby and thereby have been duly approved and authorized. No other or further corporate act or proceeding on its part is necessary to

approve or authorize this Agreement or such other documents or instruments or the performance of such obligations. This Agreement constitutes, and when executed and delivered such other documents and instruments will constitute, valid binding agreements on its part, enforceable generally in accordance with their respective terms and conditions, except as may be limited by laws of general applicability relating to bankruptcy or insolvency, and by general principles of equity.

c. No Violation. Neither the execution and delivery of this Agreement or the other documents and instruments to be executed and delivered by it pursuant hereto, nor the performance by it of the obligations contemplated hereby and thereby (I) will violate any applicable statute, law, ordinance, rule, or regulation, or any order, writ, injunction, judgment, plan, or decree of any governmental body, (II) will require any authorization, consent, approval, exemption, or other action by or notice to any governmental body, or (III) except as set forth in the Settlement Agreement, will violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, claim, pledge, license, assessment, covenant, restriction, charge, or other encumbrance of any nature whatsoever upon any of its assets or properties under, any term or condition of its charter or bylaws or of any contract, commitment, understanding, arrangement, or restriction of any kind or character to which it or any Affiliate thereof is a party or by which it or any Affiliate thereof or any of their assets or properties may be bound or affected.

7.2. No Warranty. Nothing contained in this Agreement shall be construed as (a) a representation or warranty by MonoGen as to the validity or scope of any Licensed Patent Right, (b) a representation or warranty by MonoGen that anything made, used, offered for sale, sold, imported, exported, or otherwise disposed of under the license granted by this Agreement is or will be free from infringement or misappropriation of patents, trade secrets, know how, or confidential information of third parties, (c) a requirement that MonoGen shall file any patent application, secure any patent, or maintain any patent in force, or (d) a grant to MDI Group by implication, estoppel, or otherwise of any license or right under patents, trade secrets, know how, or confidential information of MonoGen other than the Licensed Technology, regardless of whether such other patents, trade secrets, know how, or confidential information are dominant of or subordinate to Licensed Technology.

7.3. Disclaimer. EXCEPT AS SET FORTH IN THIS AGREEMENT, MDI GROUP AND MONOGEN EACH DISCLAIM ANY AND ALL WARRANTIES WITH RESPECT TO THE LICENSED TECHNOLOGY, INCLUDING, WITHOUT LIMITATION, ALL WARRANTIES, EXPRESSED OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

8. Indemnification.

8.1. General. Subject to the terms and conditions of this Section 8, MDI Group and MonoGen each shall indemnify, defend, and hold harmless the other, its Affiliates, and their directors, officers, and employees from and against all Claims asserted against, resulting to, imposed upon, or incurred by any of the indemnified parties, directly or indirectly, by reason of, arising out of, or resulting from: (a) the inaccuracy or breach of any representation or warranty of the indemnifying party contained in or made pursuant to this Agreement or the other documents and instruments executed and delivered pursuant hereto, and (b) the breach of any covenant or obligation of the indemnifying party contained in this Agreement or the other documents and instruments executed and delivered pursuant hereto.

8.2. MDI Group. Subject to the terms and conditions of this Section 8, MDI Group shall indemnify, defend, and hold harmless MonoGen, its Affiliates, and their directors, officers, and employees ("Indemnitees") from and against all Claims asserted against, resulting to, imposed upon, or incurred by any of the Indemnitees, directly or indirectly, by reason of, arising out of, or resulting from: the design, development, testing, manufacture, packaging, distribution, marketing, use, offer for sale, sale, importation, exportation, or other disposition of Licensed Products by or on behalf of MDI Group, its Affiliates, and their directors, officers, and employees.

8.3. Notice and Defense. A party to be indemnified hereunder shall give the party from whom indemnification is sought prompt written notice of any Claim subject to indemnification hereunder, and the indemnifying party shall undertake the defense of such Claim by legal counsel reasonably chosen by it. The failure to give prompt written notice shall not affect the indemnifying party's duty or obligation under this Section 8, except to the extent that the indemnifying party is prejudiced thereby. As long as the indemnifying party is defending any such Claim actively and in good faith, the indemnified party shall not settle such Claim and shall give reasonable cooperation to the indemnifying party. The indemnifying party shall keep informed the indemnified party of all materials developments in defending any such Claim, including copies of all material correspondence, pleadings, and other documents.

8.4. Failure to Defend. If the indemnifying party, within a reasonable time after notice of any such Claim, fails to defend such Claim actively and in good faith, the indemnified party (without further notice) shall have the right to undertake the defense, compromise, or settlement of such Claim or consent to the entry of a judgment with respect to such Claim, on behalf of and for the account and risk of the indemnifying party, and the indemnifying party thereafter shall have no right to challenge the indemnified party's defense, compromise, settlement, or consent to judgment.

8.5. Indemnified Party's Rights. Notwithstanding anything else to the contrary in this Section 8, if a reasonable probability exists that a Claim may affect materially and adversely the indemnified party other than as a result of money damages or other money payments, the indemnified party shall have the right to defend, compromise, or settle such Claim. Notwithstanding anything else to the contrary in this Section 8, the indemnifying party, without the prior written consent of the indemnified party, shall not compromise or settle any Claim or consent to the entry of any judgment which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all debts, liabilities, and obligations in respect of such Claim.

9. Resolution of Disputes.

9.1. Exchange of Statements. If a dispute between MDI Group and MonoGen arises with respect to any term or condition of this Agreement, MDI Group and MonoGen each, through its legal counsel, may provide to the other a written statement of such dispute. Within fourteen (14) days of its receipt of such written statement, the other party, through its legal counsel, shall provide the first party with its written statement of such dispute. Each such written statement shall set forth, in reasonable detail, the nature of such dispute, shall designate a senior officer to meet with the other party, and shall be accompanied by appropriate supporting documentation.

9.2. Meetings. Within fourteen (14) days of the first party's receipt of the other party's written statement, the parties, through their designated senior officers and legal counsel, shall meet, in person, to discuss, review, and use reasonable efforts to resolve such dispute.

9.3. Request for Mediation. If such dispute remains unresolved for a further period of fourteen (14) days after the initial meeting described in Section 9.2, either party may submit to the American Arbitration Association ("AAA") a written request for mediation in Chicago, IL. If such dispute involves primarily commercial issues, the mediator shall be selected from the AAA's panel of commercial mediators. If such dispute involves primarily technical issues, and upon any party's written request, the mediator shall be selected from the AAA's panel of mediators for patent disputes. The mediation shall take place pursuant to the AAA's then applicable rules for mediation of commercial disputes.

9.4. Mediation. Upon the selection of a mediator, the parties, within fourteen (14) days thereof, shall submit to the mediator their written statements and any appropriate supporting documentation. The mediator promptly shall discuss the dispute with the parties (separately and/or jointly at the mediator's sole discretion) and shall endeavor to resolve promptly the dispute by agreement. Any discussions in the mediation shall be without prejudice and shall not be cited in any later proceeding. Each party shall bear its own costs in the mediation and shall share equally the costs of the mediator.

9.5. Remedies Available at Law. If no agreement is reached within sixty (60) days of the appointment of a mediator, then each party may pursue any remedies available at law or in equity.

9.6. Injunctive Relief. Notwithstanding anything else to the contrary in this Section 9, in addition to all other remedies provided at law or in equity, MonoGen shall be entitled to seek a temporary restraining order, a permanent injunction, specific performance, or other injunctive or other relief to prevent a breach or contemplated breach hereof. No claim, demand, action, or cause of action of MDI Group against MonoGen shall constitute a defense to the enforcement by MonoGen of this Agreement.

10. Miscellaneous.

10.1. Entire Agreement. This Agreement and the exhibits to this Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior understandings and agreements between the parties with respect to such subject matter.

10.2. Waiver. The failure of a party to this Agreement at any time to require performance by another party to this Agreement of a term or condition of this Agreement shall not affect the right of the first party to require in the future performance of that or any other term or condition of this Agreement. To be effective, a waiver of a term or condition hereof must be in writing, signed by the party to be bound thereby. Unless otherwise provided expressly in writing, a waiver by a party to this Agreement of a breach of such a term or condition shall not be construed as a waiver of any continuing or succeeding breach of such term or condition, a waiver of such term or condition itself, or a waiver of any right under this Agreement.

10.3. Severability. If any part, term, or provision of this Agreement shall be held void, illegal, unenforceable, or in conflict with any applicable law or regulation, such part, term, or provision shall be replaced with a part, term, or provision which, to the extent possible,

accomplishes the original business purpose of such part, term, or provision in a valid, legal, and enforceable manner, and the remaining parts, terms, and provisions of this Agreement shall remain binding upon the parties to this Agreement.

10.4. Assignment. MDI Group may not assign, transfer, or encumber its rights hereunder or delegate its obligations hereunder to a Third Party, whether by act or deed, voluntarily or involuntarily, or by operation of law. Notwithstanding anything else to the contrary in this Section 10.4, MDI may assign or transfer this Agreement and its rights hereunder to the assignee or transferee of all or substantially all of its assets or its business to which this Agreement pertains, or to the surviving entity in the event of a merger involving MDI, provided, however, that MDI provides MonoGen with prior written notice of the assignment, transfer, or merger, with the name, principal place of business, and authorized officer of the assignee, transferee, or surviving entity, and with a copy of the applicable assignment, transfer, or merger instrument by which the assignee, transferee, or surviving entity agrees in writing to be bound by the terms and conditions of this Agreement. MonoGen, upon prior written notice to MDI Group, may assign or transfer this Agreement and its rights hereunder to the assignee or transferee of all or substantially all of its assets or its business to which this Agreement pertains or to the surviving entity in the event of a merger involving MonoGen.

10.5. Binding Effect. This Agreement shall inure to the benefit of, and shall be binding upon, each party to this Agreement, its Affiliates, and their respective permitted assigns and successors.

10.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois other than its choice of law principles, except that any question arising out of this Agreement as to the validity, construction, or effect of any patents shall be decided in accordance with the patent laws of the applicable jurisdiction.

10.7. Venue. Subject to Section 9 hereof, the parties hereby stipulate that any action or other legal proceeding arising under or in connection with this Agreement may be commenced and prosecuted in its entirety in the federal or state courts having jurisdiction over Cook County, State of Illinois, each party hereby submitting to the personal jurisdiction thereof. The parties agree not to raise the objection that such courts are not a convenient forum.

10.8. Expenses. Each party shall bear its own legal costs and expenses arising out of the negotiation, execution and delivery of this Agreement and the transactions contemplated hereby.

10.9. Relationship of Parties. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, distributorship, employer-employee, or joint venture relationship between the parties. No party shall incur any debts or make any commitments for any other party hereto except to the extent, if at all, specifically provided herein.

10.10. Notices. Any notices made with respect to this Agreement shall be sent by certified U.S. Mail, return receipt requested, or by a private courier providing a written confirmation of receipt, to the following addresses:

To: MonoGen

President
MonoGen, Inc.
1033 Butterfield Road
Vernon Hills, IL 60061

And

Samuel B. Sterrett, Jr.
Foley & Lardner LLP
Washington Harbour
3000 K Street, N.W., Suite 500
Washington, DC 20007-5143

To: The MDI Group

Peter Gombrich
Denis O'Donnell
Molecular Diagnostics, Inc.
414 North Orleans Street, Suite 510
Chicago, IL 60610

And

John L. Conlon
Richard J. Firfer
Schwartz, Cooper, Greenberger & Krauss, Chartered
180 North LaSalle Street, Suite 2700
Chicago, Illinois 60601

10.11. Joint and Several Liability. The obligations of MDI and AccuMed shall be joint and several and may be enforced against each separately or against both jointly.

10.12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.13. Authority to Sign. Each individual signing this Agreement on behalf of a party to this Agreement represents and warrants to the other parties to this Agreement that he or she is duly authorized to sign this Agreement on behalf of such party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers.

Attest

____
Title:____________________

Attest

____
Title: Chairman

Attest

____
Title: Chairman

MONOGEN, INC.

By:____________________
Name:__________________
Title:___________________

MOLECULAR DIAGNOSTICS, INC.

By:____________________
Name: Denis M. O'Donnell, MD
Title: President & CEO

ACCUMED INTERNATIONAL, INC.

By:____________________
Name: Denis M. O'Donnell, MD
Title: President & CEO

Exhibit A
To
License agreement

Licensed Patent Rights

ACCUMED PATENTS AND PATENT APPLICATIONS
September 2004

I. UNITED STATES

A. Patents

Patent No.	Title:	M&G Ref. No.:	Status:
6,535,626	INSPECTION SYSTEM WITH SPECIMEN PREVIEW	13900.14US01	Issued
6,430,309	SPECIMEN PREVIEW AND INSPECTION SYSTEM	N/A	Issued
6,285,498	HIGH-PRECISION COMPUTER AIDED MICROSCOPE SYSTEM	13900.18USI1	Issued
6,148,096	SPECIMEN PREVIEW AND INSPECTION SYSTEM	13900.14USI1	Issued
6,151,161	HIGH-PRECISION COMPUTER-AIDED MICROSCOPE SYSTEM	13900.18USU1	Issued
6,118,581	MULTIFUNCTIONAL CONTROL UNIT FOR A MICROSCOPE	13900.13USI2	Issued
6,091,842	CYTOLOGICAL SPECIMEN ANALYSIS SYSTEM WITH SLIDE MAPPING AND GENERATION OF VIEWING PATH INFORMATION	13900.8US01	Issued
6,081,740	METHOD AND APPARATUS FOR IMAGING AND SAMPLING DISEASED TISSUE	13900.9USC1	Issued
5,999,844	METHOD AND APPARATUS FOR IMAGING AND SAMPLING DISEASED TISSUE	13900.9US01	Issued
5,963,368	SPECIMEN MANAGEMENT SYSTEM	13900.6USD1	Issued
5,930,732	SYSTEM FOR SIMPLIFYING THE IMPLEMENTATION OF SPECIFIED FUNCTIONS	13900.4US01	Issued
D405,073	THREE AXIS THREE BUTTON MOUSE	13900.21US01	Issued
D404,731	THREE AXIS, THREE BUTTON MOUSE	13900.20US01	Issued
5,833,794	AUTOMATED SLIDE MARKER USING A DRY PRESSURE SENSITIVE MARKING MEDIUM	13900.10US01	Issued (recently revived)
5,690,892	CASSETTE FOR USE WITH AUTOMATED SPECIMEN HANDLING SYSTEM	13900.7US01	Issued
5,077,806	MACHINE VISION ANALYSIS APPARATUS	13900.23US01	Issued
5,073,857	METHOD AND APPARATUS FOR CELL ANALYSIS	13900.24USI1	Issued

EXHIBIT A

B. Patent Applications

Application No.	Title:	M&G Ref. No.:	Status:
09/483,354	SPECIMEN PREPROCESSING AND INSPECTION SYSTEM	13900.16US01	Abandoend (being revived)
09/067,137	ADAPTIVE SLIDE SCREENING PROCESS	13900.22US01	Abandoned (cannot be revived)
09/662619	HIGH PRECISION COMPUTER-AIDED MICROSCOPE SYSTEM	13900.18USD1	Abandoned (cannot be revived)
09/826138	HIGH PRECISION COMPUTER-AIDED MICROSCOPE SYSTEM	13900.18USD2	Abandoned (being revived)

II. PCT Applications

Application No.	Title:	M&G Ref. No.:	Status:
PCT/US98/21953	HIGH PRECISION COMPUTER-AIDED MICROSCOPE SYSTEM	13900.18WOU1	Inactive
PCT/US98/14714	SPECIMEN PREVIEW AND INSPECTION SYSTEM	13900.14WO01	Inactive
PCT/US98/14719	SPECIMEN PRESCREENING INSPECTION SYSTEM	13900.16WO01	Inactive
PCT/US00/31192	HIGH-PRECISION COMPUTER-AIDED MICROSCOPE SYSTEM	13900.18WO01	Inactive

III. UNITED KINGDOM

A. Patents

Patent No.	Title:	M&G Ref. No.:	Status:
2,305,266	CONTROL UNIT FOR A MICROSCOPE	13900.5GB0	Issued
2,305,263	SYSTEM FOR SIMPLIFYING IMPLEMENTATION OF SPECIFIED FUNCTIONS	13900.4GB01	Issued
2,305,723	CYTOLOGICAL SPECIMEN ANALYSIS SYSTEM WITH INDIVIDUALIZED PATIENT DATA	13900.2GB01	Issued

ACCUMED PATENTS AND PATENT APPLICATIONS
September 2004

IV. CANADA

A. Patent

Patent No.	Title:	M&G Ref. No.:	Status:
2,219,432	CYTOLOGICAL SPECIMEN ANALYSIS SYSTEM WITH PRESCREENING AND GENERATION OF VIEWING PATH INFORMATION	13900.8CA01	Expired (cannot be revived)

B. Patent Applications

Application No.	Title:	M&G Ref. No.:	Status:
2,297,119 (Filed 01/14/2000)	INSPECTION SYSTEM WITH SPECIMEN PREPROCESSING	13900.16CAWO	Abandoned (cannot be revived)
2,295,918 (Filed 01/06/2000)	INSPECTION SYSTEM WITH SPECIMEN PREVIEW	13900.14CAWO	Abandoned (cannot be revived)
2,268,956 (Filed 10/14/1998)	METHOD AND APPARATUS FOR IMAGING AND SAMPLING DISEASED TISSUE	13900.9CAWO	Pending
2,185,500 (Filed 9/13/1996)	MULTI-FUNCTIONAL CONTROL UNIT FOR A MICROSCOPE	13900.5CA01	Pending
2,185,511 (Filed 9/13/ 1996)	CYTOLOGICAL SPECIMEN ANALYSIS SYSTEM WITH INDIVIDUALIZED PATIENT DATA	13900.2CA01	Pending
2,185,501 (Filed 9/13/1996)	SYSTEM FOR SIMPLIFYING IMPLEMENTATION OF SPECIFIED FUNCTIONS	13900.4CA01	Pending
2,184,765 (Filed 9/4/1996)	SYSTEM FOR SIMPLIFYING THE IMPLEMENTATION OF SPECIFIED FUNCTIONS	N/A	Abandoned

ACCUMED PATENTS AND PATENT APPLICATIONS
September 2004

V. JAPAN

A. Patent Applications

Application No.	Title:	M&G Ref. No.:	Status:
2000-517304 (Filed 10/16/1998)	HIGH PRECISION COMPUTER-AIDED MICROSCOPE SYSTEM	13900.18JPWO	Pending
2000-503,406A (Filed 07/17/1998)	SPECIMEN PREVIEW AND INSPECTION SYSTEM	13900.14JPWO	Pending
2000-503,407 (Filed 07/17/1998)	SPECIMEN PREPROCESSING AND INSPECTION SYSTEM	13900.16JPWO	Pending

VI. GERMANY

A. Patent Applications

Application No.	Title:	M&G Ref. No.:	Status:
19637741.2 (Filed 9/16/1996)	CYTOLOGICAL SPECIMEN ANALYSIS SYSTEM WITH INDIVIDUALIZED PATIENT DATA	13900.2DE01	Pending
19741385.4 (Filed 9/19/1997)	AUTOMATED SLIDE MARKER USING A DRY PRESSURE SENSITIVE MARKING MEDIUM	13900.10DE01	Abandoned (cannot be revived)
19637756.0 (Filed 9/16/1996)	MULTI-FUNCTIONAL CONTROL UNIT FOR A MICROSCOPE	13900.5DE01	Pending
19637398 (Filed 9/13/1996) 19637755.2 (Filed 9/19/1996)	SYSTEM FOR SIMPLIFYING THE IMPLEMENTATION OF SPECIFIED FUNCTIONS	13900.4DE01	Pending

VII. EPO

A. Patent Applications

Application No.	Title:	M&G Ref. No.:	Status:
98935713.2 (Filed 07/17/1998)	SPECIMEN PREPROCESSING AND INSPECTION SYSTEM	13900.16EPWO	Abandoned (cannot be revived)
98952301.4 (Filed 10/14/1998)	METHOD AND APPARATUS FOR IMAGING AND SAMPLING DISEASED TISSUE USING AUTOFLUORESCENCE	13900.9EPWO	Pending
98953649 (Filed 10/16/1998)	HIGH-PRECISION COMPUTER-AIDED MICROSCOPE SYSTEM	N/A	Under Examination
98934589 (WO99/04243)	INSPECTION SYSTEM WITH SPECIMEN PREVIEW	N/A	Under Examination

VIII. AUSTRALIA

A. Patent Applications

Application No.	Title:	M&G Ref. No.:	Status:
199910972 (PCT WO9921042) (Filed 10/16/1998)	HIGH-PRECISION COMPUTER-AIDED MICROSCOPE SYSTEM	N/A	Abandoned (cannot be revived)
200116049 (WO0135151) (Filed 11/13/2000)	HIGH-PRECISION COMPUTER-AIDED MICROSCOPE SYSTEM	N/A	Abandoned (cannot be revived)
199884077 (PCT WO9904243) (Filed 7/17/1998)	INSPECTION SYSTEM WITH SPECIMEN PREVIEW	N/A	Abandoned (cannot be revived)
199884900 (PCT WO9904244) (Filed 7/17/1998)	INSPECTION SYSTEM WITH SPECIMEN PREPROCESSING	N/A	Abandoned (cannot be revived)
199887245 (PCT	SYSTEM AND METHOD FOR AUTOMATICALLY	N/A	Abandoned

ACCUMED PATENTS AND PATENT APPLICATIONS
September 2004

WO9908091) (Filed 8/06/1998)	DETECTING MALIGNANT CELLS AND CELLS HAVING MALIGNANCY-ASSOCIATED CHANGES		(cannot be revived)